Exhibit 99.1

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS REPORTS FISCAL YEAR 2011 SECOND QUARTER RESULTS

Company to Host Conference Call Today at 1:00 PM PT

CAMARILLO, California, November 3, 2010 -- AML Communications, Inc. (AMLJ.OB) today announced results for the second quarter ended September 30, 2010.  Net sales for the second quarter were $3.8 million, compared to $4.5 million for the quarter ended September 30, 2009.  Net income for the quarter was $189,000, or $0.02 per share, compared to $486,000, or $0.05 per share for the quarter ended September 30, 2009.

CEO Commentary on Significant Events

In preparation for production launch of a $3.7 million order announced earlier in this year, and with expectations that the product will require an increase of 50% in production level for each of the following four years, we decided to invest in efficiency and cost savings improvements, and start production upon conclusion of significant preparatory work. At this time preparatory work is complete and production is scheduled to commence in Q4 of this Fiscal Year. This has contributed to lower revenues on a comparison basis to the same period last year. Although spot booking reductions during Q1 were an additional contributor to lower revenues, the level of spot bookings has in the meantime reached above average levels.
During the quarter, we also invested in increased engineering activity associated with initial production on a new program with yearly expectation of above a $1.0 million production level. This has contributed to a temporary reallocation of resources that on a comparison basis resulted in a reduction in production revenues.
Looking forward, the backlog stands at approximately $8.0 million compared with $7.2 Million at the same time last year.

During the quarter we continued to invest in development of products for our wholly owned subsidiary, CalMMICs (www.calmmics.com). CalMMICs expects to launch its first product prior to this calendar year end.

At the corporate level, brisk activity is supporting expectations that the association with our bankers, C. K. Cooper and Company, will generate horizontal expansion opportunities and increase in the top line.
All said, we are pleased with the performance we achieved this quarter, and with our increased cash position that will serve us well to address future growth.

Second Quarter Fiscal 2011 Financial Results Summary (Unaudited)

AML second quarter net sales decreased 15 percent to $3.8 million, compared with $4.5 million for the quarter ended September 30, 2009. Net income decreased 61 percent to $189,000, or $0.02 per share, compared with $486,000, or $0.05 per share, a year ago. Gross margin for the quarter was 45% compared with 51% for the same period last year.

Balance Sheet Overview

AML ended the second fiscal quarter of 2011 with a strong financial position including $4.5 million in cash, $9.9 million in working capital, and total stockholders’ equity of $15.9 million.

Conference Call

A conference call to discuss the quarter’s results is scheduled for today, November 3, 2010, at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time.

The conference call dial-in number is (877) 212-8197 for domestic participants and (816) 249-4432 for international participants. The Conference ID number is 22330054. A recording of the call will be available for playback through the Company’s website,
http://www.amlj.com/ir.html, after 6:00 AM Pacific Time on Thursday, November 4, 2010.

About AML Communications
AML Communications is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave products can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”,  and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contacts:

Jacob Inbar
President and Chief Executive Officer
AML Communications, Inc
(805) 388-1345, Ext. 201

AML COMMUNICATIONS, INC. & SUBSIDIARY
 CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Month Periods Ended		Six Month Periods Ended
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009

Net sales	$3,790,000	$4,457,000	$7,523,000	$7,808,000
Cost of goods sold	2,083,000	2,204,000	3,961,000	4,175,000
Gross profit	1,707,000	2,253,000	3,562,000	3,633,000

Operating expenses:
Selling, general & administrative	824,000	854,000	1,616,000	1,547,000
Research and development	553,000	567,000	1,075,000	1,102,000
Total operating expenses	1,377,000	1,421,000	2,691,000	2,649,000

Income from operations	330,000	832,000	871,000	984,000

Other Income (Expense)
Gain on sale of property & equipment	-	-	-	21,000
Interest & other expense	(15,000)	(22,000)	(32,000)	(41,000)
Total other income (expense)	(15,000)	(22,000)	(32,000)	(20,000)
Income before provision for income taxes	315,000	810,000	839,000	964,000
Provision for income taxes	126,000	324,000	335,000	385,000
Net income	$189,000	$486,000	$504,000	$579,000

Basic earnings per common share	$0.02	$0.05	$0.05	$0.05

Basic weighted average number of shares of common stock outstanding	10,768,000	10,616,000	10,732,000	10,627,000

Diluted earnings per common share	$0.02	$0.05	$0.04	$0.05

Diluted weighted average number of shares of common stock outstanding	11,321,000	10,719,000	11,287,000	10,702,000

AML COMMUNICATIONS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As on September 30, 2010	As on March 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$4,515,000	$3,327,000
Accounts receivable, net	2,688,000	3,148,000
Inventories, net	3,585,000	3,498,000
Note receivable	-	4,000
Prepaid expenses	280,000	218,000
Deferred tax asset - current	942,000	1,277,000
Total current assets	12,010,000	11,472,000

Property and equipment, at cost	7,736,000	7,417,000
Less: Accumulated depreciation	(5,816,000)	(5,534,000)
Property and equipment, net	1,920,000	1,883,000

Deferred tax asset – Non current	2,931,000	2,931,000
Intangible Assets:
Technologies, net	1,486,000	1,583,000
Patents, net	39,000	51,000
Customer relationship, net	28,000	32,000
Trademarks and brand names	201,000	202,000
Total intangible assets	1,754,000	1,868,000
Deposits	35,000	42,000
Total Assets	$18,650,000	$18,196,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Line of credit	$112,000	$132,000
Accounts payable	982,000	832,000
Current portion of notes payable and capital lease obligation	96,000	110,000
Accrued expenses:
Accrued payroll and payroll related expenses	719,000	993,000
Other accrued liabilities	237,000	273,000
Total current liabilities	2,146,000	2,340,000

Long term notes payable	573,000	581,000
Capital lease obligations, net of current portion	65,000	97,000
Line of credit, net of current portion	-	29,000

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value: 15,000,000 shares authorized; 10,805,865 and 10,680,915 shares issued and outstanding at September 30, 2010 and March 31, 2010, respectively. 38,600 shares held in treasury as of September 30, 2010	108,000	107,000
Capital in excess of par value	14,415,000	14,203,000
Retained earnings	1,370,000	866,000
Treasury stock – 38,600 shares of treasury stock held	(27,000)	(27,000)
Total stockholders equity	15,866,000	15,149,000
Total Liabilities and stockholders’ equity	$18,650,000	$18,196,000